Exhibit 10.73

AMENDMENT NO. 1 TO
MASTER AGREEMENT FOR JOINT DEVELOPMENT VEHICLE

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of the 15th day of August, 2012 (the “Amendment No. 1 Effective Date”) by and between Unigene Laboratories, Inc., a Delaware corporation (“Unigene”) and Nordic Bioscience Clinical Development A/S, a Danish limited liability company (“Nordic”), and amends that certain Master Agreement for Joint Development Vehicle between Unigene and Nordic dated October 5, 2011 (the “Original Agreement” and collectively with this Amendment, the “Agreement”).  For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to the Original Agreement. The definition of “Unigene Contribution” set forth in Section 1.47 of the Original Agreement is hereby deleted and replaced with the following:

““Unigene Contribution” shall mean the sum of $50,000 contributed to NU-Co. by Unigene.”

2.	Amendment to the Original Agreement. The definition of “Nordic Contribution” set forth in Section 1.25 of the Original Agreement is hereby deleted and replaced with the following:

““Nordic Contribution” shall mean the sum of $950,000 contributed to NU-Co. by Nordic in exchange for 50% of the equity of NU-Co.”

3.
Miscellaneous.  This Amendment is hereby incorporated into and made part of the Original Agreement, and is subject to all of the terms and conditions set forth in the Original Agreement; provided, however, that in the event of any conflict between the terms and conditions set forth in this Amendment and the terms and conditions of the Original Agreement, the terms and conditions set forth in this Amendment shall control.  This Amendment and the Original Agreement together represent the entire agreement between the parties relating to the subject matter hereof and thereof, and supersede all prior representations, discussions, negotiations and agreements relating to such subject matter.

Each of the parties have caused this Amendment to be executed by their duly authorized representatives.

UNIGENE LABORATORIES, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT A/S

By:	/s/ Ashleigh Palmer	By:	/s/ Morten Karsdal
Name:	Ashleigh Palmer	Name:	Morten Karsdal
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

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